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                                                                   Exhibit 4.4


         FORM OF RESTRICTED STOCK AGREEMENT FOR USE UNDER THE PLAN


                           OWENS-ILLINOIS, INC.

                      1997 EQUITY PARTICIPATION PLAN

                    FORM OF RESTRICTED STOCK AGREEMENT


            THIS RESTRICTED STOCK AGREEMENT, dated as of ___________ ___, 199_ (the "Award Date"), is made by and between OWENS-ILLINOIS, INC., a Delaware corporation (the "Company"), and _____________________, an employee of the Company or a Parent Corporation or a Subsidiary (the "Employee"):

            WHEREAS, the Company has established the 1997 Equity Participation Plan (the "Plan"); and

            WHEREAS, the Company wishes to carry out the Plan (the terms of which are hereby incorporated by reference and made a part of this Agreement);

            WHEREAS, the Plan provides for the issuance of shares of the Company's Common Stock (as defined hereunder), subject to certain restrictions thereon (hereinafter referred to as "Restricted Stock");

            WHEREAS, participants in the Company's Amended and Restated Senior Management Plan dated as of January 1, 1993, as amended (the "SMIP Plan"), and the Amended and Restated Performance Award Plan dated as of January 1, 1993, as amended (the "PAP Plan"), may elect prior to (i) their receipt of their cash bonus under the SMIP Plan or PAP Plan and (ii) the Company's award of Restricted Stock under the Plan, to receive their cash bonus in the form of Restricted Stock;

            WHEREAS, the Compensation Committee of the Company's Board of Directors (the "Committee"), appointed to administer the Plan, has determined that it would be to the advantage and best interest of the Company and its stockholders to issue the shares of Restricted Stock provided for herein to the Employee in partial consideration of past services to the Company and/or its subsidiaries, and has advised the Company thereof and instructed the undersigned Officers (as defined hereunder) to issue said Restricted Stock.

            NOW, THEREFORE, in consideration of the mutual covenants herein contained and other good and valuable consideration, receipt of which is hereby acknowledged, the parties hereto do hereby agree as follows:

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                                 ARTICLE I

                                DEFINITIONS

            Whenever the following terms are used below in this Agreement, they shall have the meaning specified below unless the context clearly indicates to the contrary. Capitalized terms not otherwise defined herein shall have the meanings set forth in the Plan. The masculine pronoun shall include the feminine and neuter, and the singular the plural, where the context so indicates.

Section 1.1 - Common Stock

            "Common Stock" shall mean the Company's common stock, $.01 par value.

Section 1.2 - Exchange Act

            "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

Section 1.3 - Fair Market Value

            "Fair Market Value" of a share of the Company's stock as of a given date shall be: (i) the closing price of a share of the Company's stock on the principal exchange on which shares of the Company's stock are then trading, if any, on the day previous to such date, or, if shares were not traded on the day previous to such date, then on the next preceding trading day during which a sale occurred; or (ii) if such stock is not traded on an exchange but is quoted on NASDAQ or a successor quotation system, (1) the last sales price (if the stock is then listed as a National Market Issue under the NASD National Market System) or (2) the mean between the closing representative bid and asked prices (in all other cases) for the stock on the day previous to such date as reported by NASDAQ or such successor quotation system; or (iii) if such stock is not publicly traded on an exchange and not quoted on NASDAQ or a successor quotation system, the mean between the closing bid and asked prices for the stock, on the day previous to such date, as determined in good faith by the Committee; or (iv) if the Company's stock is not publicly traded, the fair market value established by the Committee acting in good faith.

Section 1.4 - Involuntary Termination

            "Involuntary Termination" shall mean the time when the employee-employer relationship between the Employee and the Company, a Parent Corporation or a Subsidiary is terminated for any reason except for a Voluntary/Cause Termination, but excluding terminations where there is a simultaneous reemployment by the Company, a Parent Corporation or a Subsidiary.

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Section 1.5 - Parent Corporation

            "Parent Corporation" shall mean any corporation in an unbroken chain of corporations ending with the Company if each of the corporations other than the Company then owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

Section 1.6 - Plan

            "Plan" shall mean the Company's 1997 Equity Participation Plan.

Section 1.7 - Restricted Stock

            "Restricted Stock" shall mean Common Stock of the Company issued under this Agreement and subject to the Restrictions imposed hereunder.

Section 1.8 - Restrictions

            "Restrictions" shall mean the reacquisition and transferability restrictions imposed upon Restricted Stock under this Agreement.

Section 1.9 - Rule 16b-3

            "Rule 16b-3" shall mean that certain Rule 16b-3 under the Exchange Act, as such Rule may be amended in the future.

Section 1.10 - Secretary

            "Secretary" shall mean the Secretary of the Company.

Section 1.11 - Securities Act

            "Securities Act" shall mean the Securities Act of 1933, as amended.

Section 1.12 - Subsidiary

            "Subsidiary" shall mean any corporation in an unbroken chain of corporations beginning with the Company if each of the corporations other than the last corporation in the unbroken chain then owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. "Subsidiary" shall also mean any partnership in which the Company and/or any Subsidiary owns more than 50% of the capital or profits interests.

Section 1.13 - Voluntary/Cause Termination

            "Voluntary/Cause Termination" shall mean the time when the employee-employer relationship between the Employee and the Company, a Parent Corporation or a Subsidiary is terminated with cause or upon the Employee's voluntary termination of employment (other than by retirement) with the

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Company, a Parent Corporation or a Subsidiary, but excluding terminations where there is a simultaneous reemployment by the Company, a Parent Corporation or a Subsidiary.


                                  ARTICLE II

                         ISSUANCE OF RESTRICTED STOCK


Section 2.1 - Issuance of Restricted Stock

            In consideration of past services rendered to the Company and for other good and valuable consideration which the Committee has determined to be equal to the par value of its Common Stock, on the date hereof the Company issues to the Employee ____________ shares of its Common Stock upon the terms and conditions set forth in this Agreement.

Section 2.2 - No Right to Continued Employment

            Nothing in this Agreement or in the Plan shall confer upon the Employee any right to continue in the employ of the Company, any Parent Corporation or any Subsidiary or shall interfere with or restrict in any way the rights of the Company, any Parent Corporation or any Subsidiary, which are hereby expressly reserved, to discharge the Employee at any time for any reason whatsoever, with or without cause.


                                  ARTICLE III

                                 RESTRICTIONS


Section 3.1 - Reacquisition of Restricted Stock

            (a) All shares of Restricted Stock issued to the Employee pursuant to Section 2.1 are initially subject to reacquisition by the Company immediately upon an Involuntary Termination; provided, however, that no such reacquisition shall occur in the event of an Involuntary Termination because of the Restricted Stockholder's retirement or total disability (each as determined by the Committee in accordance with Company policies) or death, in which event all shares of Restricted Stock shall immediately fully vest and all Restrictions with respect to such shares of Restricted Stock shall immediately expire. Following such a reacquisition by the Company, the Company shall promptly pay to the Employee an amount equal to the product of
 .83 times the Fair Market Value on the Award Date of the Restricted Stock which is reacquired. The restriction that such shares of Restricted Stock be subject to reacquisition by the Company shall not apply to any "Vested Shares" held by the Employee.

            (b) All shares of Restricted Stock issued to the Employee pursuant to Section 2.1 are initially subject to reacquisition by the Company

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immediately upon a Voluntary/Cause Termination; provided, however, that no such reacquisition shall occur in the event of a Voluntary/Cause Termination because of the Restricted Stockholder's total disability (as determined by the Committee in accordance with Company policies), retirement or death, in which event all shares of Restricted Stock shall immediately fully vest and all Restrictions with respect to such shares of Restricted Stock shall immediately expire. Following such a reacquisition by the Company, the Company shall promptly pay to the Employee an amount equal to the product of $.01 times the number of shares of Restricted Stock reacquired. The restriction that such shares of Restricted Stock be subject to reacquisition by the Company shall not apply to any "Vested Shares" held by the Employee.

            (c) "Vested Shares" shall prior to the third anniversary of the Award Date equal zero percent of the total number of shares of Restricted Stock acquired by the Employee pursuant to Section 2.1, and on and after the third anniversary of the Award Date shall equal 100 percent of the total number of shares of Restricted Stock acquired by the Employee pursuant to
Section 2.1.

            (d) In the event of a dispute, the Committee, in its absolute discretion, shall determine the effect of all other matters and questions relating to Involuntary Termination or Voluntary/Cause Termination, including, but not by way of limitation, the question of whether an Involuntary Termination or Voluntary/Cause Termination resulted from a discharge for good cause, and all questions of whether particular leaves of absence constitute Involuntary Termination or Voluntary/Cause Termination. Notwithstanding any other provision of the Plan or this Agreement, the Company or any of its Subsidiaries has an absolute and unrestricted right to terminate the Employee's employment at any time for any reason whatsoever, with or without cause.


Section 3.2 - Legend

             Certificates representing shares of Restricted Stock issued pursuant to this Agreement shall, until all restrictions lapse and new certificates are issued pursuant to Section 3.3, bear the following legend:

      "THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN VESTING REQUIREMENTS AND MAY BE SUBJECT TO REACQUISITION BY THE COMPANY UNDER THE TERMS OF THAT CERTAIN RESTRICTED STOCK AGREEMENT BY AND BETWEEN OWENS-ILLINOIS, INC. (THE "COMPANY") AND THE HOLDER OF THE SECURITIES. PRIOR TO VESTING OF OWNERSHIP IN THE SECURITIES, THEY MAY NOT BE, DIRECTLY OR INDIRECTLY, OFFERED, TRANSFERRED, SOLD, ASSIGNED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF UNDER ANY CIRCUMSTANCES. COPIES OF THE ABOVE REFERENCED AGREEMENT ARE ON FILE AT THE OFFICES OF THE COMPANY AT ONE SEAGATE, TOLEDO, OHIO 43666."

Section 3.3 - Lapse of Restrictions

            Upon the vesting of the shares of Restricted Stock as provided in
Section 3.1 and subject to Section 4.3, the Company shall cause new

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certificates to be issued with respect to such Vested Shares and delivered to the Employee or his legal representative, free from the legend provided for in
Section 3.2(a) and any of the other Restrictions. Such Vested Shares shall cease to be considered Restricted Stock subject to the terms and conditions of this Agreement.

Section 3.4 - Changes in the Company's Shares

            In the event that the outstanding shares of Common Stock of the Company are hereafter changed into or exchanged for a different number or kind of shares or other securities of the Company, or of another corporation, by reason of reorganization, merger, consolidation, recapitalization, reclassification, or the number of shares is increased or decreased by reason of a stock split-up, stock dividend, combination of shares or any other increase or decrease in the number of such shares of Common Stock effected without receipt of consideration by the Company (provided, however, that conversion or exchange of any convertible or exchangeable securities of the Company shall not be deemed to have been "effected without receipt of consideration"), the Committee shall make appropriate adjustments in the number and kind of shares which may be granted as Restricted Stock.


                                  ARTICLE IV

                                 MISCELLANEOUS


Section 4.1 - Administration

            It shall be the duty of the Committee to conduct the general administration of the Plan and this Agreement in accordance with their provisions. The Committee shall have the power to interpret the Plan and this Agreement and to adopt such rules for the administration, interpretation and application of the Plan and this Agreement as are consistent therewith and to interpret, amend or revoke any such rules. No member of the Committee shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or this Agreement, and all members of the Committee shall be fully protected by the Company in respect to any such action, determination or interpretation. In its absolute discretion, the Board may at any time and from time to time exercise any and all rights and duties of the Committee under the Plan or this Agreement except with respect to matters which under Rule 16b-3 or Section 162(m) of the Code, or any regulations or rules issued thereunder, are required to be determined in the sole discretion of the Committee.

Section 4.2 - Restricted Stock Not Transferable

            No Restricted Stock or any interest or right therein or part thereof shall be liable for the debts, contracts or engagements of the Employee or his successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by

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operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect; provided, however, that this
Section 4.2 shall not prevent transfers by will or by applicable laws of descent and distribution.

Section 4.3 - Conditions to Issuance of Stock Certificates

            The Company shall not be required to issue or deliver any certificate or certificates for shares of stock pursuant to this Agreement prior to fulfillment of all of the following conditions:

             (a) The admission of such shares to listing on all stock exchanges on which such class of stock is then listed; and

             (b) The completion of any registration or other qualification of such shares under any state or Federal law or under rulings or regulations of the Securities and Exchange
      Commission or of any other governmental regulatory body, which the Committee shall, in its absolute discretion, deem necessary or advisable; and

             (c) The obtaining of any approval or other clearance from any state or Federal governmental agency which the Committee shall, in its absolute discretion, determine to be necessary or advisable; and

             (d) Subject to the provisions of Section 4.10, the payment by the Employee of all amounts required to be withheld, under federal, state and local tax laws, with respect to the issuance of Restricted Stock and/or the lapse or removal of any of the Restrictions; and

             (e) The lapse of such reasonable period of time as the Committee may from time to time establish for reasons of administrative convenience.

Section 4.4 - Escrow

            The Secretary or such other escrow holder as the Committee may appoint shall retain physical custody of the certificates representing Restricted Stock, including shares of Restricted Stock issued pursuant to
Section 3.4, until all of the Restrictions expire or shall have been removed; provided, however, that in no event shall the Employee retain physical custody of any certificates representing Restricted Stock issued to him.

Section 4.5 - Notices

            Any notice to be given under the terms of this Agreement to the Company shall be addressed to the Company in care of its Secretary, and any notice to be given to the Employee shall be addressed to him at the address given beneath his signature hereto. By a notice given pursuant to this

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Section 4.5, either party may hereafter designate a different address for notices to be given to it or him. Any notice which is required to be given to the Employee shall, if the Employee is then deceased, be given to the Employee's personal representative if such representative has previously informed the Company of his status and address by written notice under this
Section 4.5. Any notice shall have been deemed duly given when enclosed in a properly sealed envelope or wrapper addressed as aforesaid, deposited (with postage prepaid) in a post office or branch post office regularly maintained by the United States Postal Service.

Section 4.6 - Rights as Stockholder

            Upon delivery of the shares of Restricted Stock to the escrow holder pursuant to Section 4.4, the Employee shall have all the rights of a stockholder with respect to said shares, subject to the restrictions herein (including the provisions of Section 4.10), including the right to vote the shares and to receive all dividends or other distributions paid or made with respect to the shares.

Section 4.7 - Titles

            Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.

Section 4.8 - Conformity to Securities Laws

            This Agreement is intended to conform to the extent necessary with all provisions of the Securities Act and the Exchange Act and any and all regulations and rules promulgated by the Securities and Exchange Commission thereunder, including without limitation Rule 16b-3. Notwithstanding anything herein to the contrary, this Agreement shall be administered, and the Restricted Stock shall be issued, only in such a manner as to conform to such laws, rules and regulations. To the extent permitted by applicable law, this Agreement and the Restricted Stock issued hereunder shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.

Section 4.9 - Amendment

            This Agreement may be amended only by a writing executed by the parties hereto which specifically states that it is amending this Agreement.

Section 4.10 - Tax Withholding

            The Company's obligation (i) to issue or deliver to the Employee any certificate or certificates for unrestricted shares of stock or (ii) to pay to the Employee any dividends or make any distributions with respect to the Restricted Stock, is expressly conditioned upon receipt from the Employee, on or prior to the date the same is required to be withheld, of:

            (a) Full payment (in cash or by check) of any amount that must be withheld by the Company for federal, state and/or local tax purposes; or

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            (b)   Subject to the Committee's consent and Section 4.10(c), full payment by delivery to the Company of unrestricted shares of the Company's Common Stock previously owned by the Employee duly endorsed for transfer to the Company by the Employee with an aggregate Fair
      Market Value (determined, as applicable, as of the date of the lapse of the restrictions or vesting, or as of the date of the distribution) equal to the amount that must be withheld by the Company for federal, state and/or local tax purposes; or

            (c) With respect to the withholding obligation for shares of Restricted Stock that become unrestricted shares of stock as of a certain date (the "Vesting Date"), subject to the Committee's consent, full payment by retention by the Company of a portion of such shares of Restricted Stock which become unrestricted or vested with an aggregate Fair Market Value (determined as of the Vesting Date) equal to the amount that must be withheld by the Company for federal, state and/or local tax purposes; or

            (d) Subject to the Committee's consent, any combination of payments provided for in the foregoing subsections (a), (b) or (c).

Section 4.11 - Governing Law

            The laws of the State of Delaware shall govern the interpretation, validity, administration, enforcement and performance of the terms of this Agreement regardless of the law that might be applied under principles of conflicts of laws.


            IN WITNESS HEREOF, this Agreement has been executed and delivered by the parties hereto.

                              OWENS-ILLINOIS, INC.


                              By ___________________________
                              Its ___________________________


____________________________
          Employee

____________________________

____________________________
           Address

Employee's Social Security Number

_______________________________